Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 10, 2006, in Pre Effective Amendment No. 1 to the Registration Statement (Form SB-2 No. 333-133820) and related Prospectus of Zone 4 Play, Inc. (a development stage company) for the registration of 20,103,243 shares of its Common Stock.



                                              /s/ Kost Forer, Gabbay & Kassierer
                                              ----------------------------------
                                                Kost, Forer, Gabbay & Kassierer
                                               A Member of Ernst & Young Global

Tel-Aviv, Israel
May 24, 2006